Exhibit 10.29

             AMENDMENT TO EMPLOYMENT AND RESTRICTED STOCK AGREEMENTS

                  The Employment Agreement dated as of June 22, 1998 between UCAR International Inc. (the "Company") and Gilbert E. Playford (the "Executive") is hereby amended so that Section 2.2 shall be and read in its entirety as follows:

                  "2.2 Term. The term of this Agreement shall commence on the date hereof and shall end, unless extended as hereinafter provided, on the fifth anniversary of the date hereof. The term of this Agreement shall be extended automatically for successive additional one-year periods at the end of such five-year period and of each such renewal period, unless, no later than ninety days prior to any such renewal date, the Board gives written notice to the Executive that the term of this Agreement shall not be so extended or unless, no later than one year prior to the first renewal date or nine months prior to any subsequent renewal date, the Executive gives written notice to the Board that the term of this Agreement shall not be so extended."

                  The Restricted Stock Agreement dated as of January 1, 2000 between the Company and the Executive is hereby amended so that the references in Section 2.2(a) and 2.3(a) thereof to "June 30, 2003" are changed to "June 22, 2003."

                  This amendment shall be effective as of the date of execution hereof. Except as otherwise specifically provided herein, the Agreements mentioned above shall remain unchanged and shall continue in full force and effect. The provisions of this amendment as to each Agreement mentioned above shall be governed by the laws of the same jurisdiction as those which govern that Agreement.


                  IN WITNESS WHEREOF, the parties have executed and delivered this amendment as of August 25, 2001.

                                                   UCAR INTERNATIONAL INC.



/s/ Gilbert E. Playford                   By:      /s/ Karen G. Narwold
---------------------------                        ---------------------------
Gilbert E. Playford                                Name:  Karen G. Narwold
                                                   Title: Vice President,
                                                             General Counsel &
                                                                Secretary